UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NextCure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V73330-P30222 NEXTCURE, INC. 9000 VIRGINIA MANOR ROAD SUITE 200 BELTSVILLE, MD 20705 NEXTCURE, INC. 2025 Annual Meeting to Be Held on June 20, 2025 Vote by June 19, 2025 11:59 PM ET You invested in NEXTCURE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 20, 2025. Vote Virtually During the Meeting* June 20, 2025 3:30 PM ET Virtually at: www.virtualshareholdermeeting.com/NXTC2025 Get informed before you vote View the Notice, Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 6, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V73331-P30222 1. Election of three Class III Directors. Nominees: 1a. David Kabakoff, Ph.D. For 1b. Michael Richman For 1c. Stephen W. Webster For 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of NextCure, Inc. for the fiscal year ending December 31, 2025. For 3. Approval, on an advisory basis, of the compensation paid by Company to its named executive officers. For 4. Approval, on an advisory basis, of whether a vote on the compensation of our named executive officers should take place every one year, every two years or every three years. 1 Year 5. Approval of an amendment to our Amended and Restated Certificate of Incorporation that would effect a reverse stock split if, when, and according to a reverse stock split ratio as determined by our Board of Directors. For 6. Approval of one or more adjournments of the Annual Meeting to solicit additional proxies, if necessary. For NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.